                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Elizabeth Boland:   617-673-8000

MEDIA CONTACT:
Ilene Hoffer:       617-673-8000


                    BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS
                      SECOND QUARTER 2004 FINANCIAL RESULTS


BOSTON, MA - (July 22, 2004) - Bright Horizons Family Solutions, Inc. (Nasdaq:
BFAM) today announced financial results for the second quarter ended June 30, 2004.

Earnings per diluted share of $0.50 in the quarter ended June 30, 2004 increased 28% from $0.39 per diluted share for the quarter ended June 30, 2003. Revenue for the second quarter increased 17% to $136.8 million from $117.0 million for the same quarter last year. Net income for the second quarter of 2004 increased 34% to $6.9 million from $5.1 million in the second quarter of 2003.

Earnings per diluted share of $0.94 for the six months ended June 30, 2004 increased 27% from $0.74 per diluted share for the six months ended June 30, 2003. Revenue for the first six months of 2004 increased 17% to $268.1 million from $229.5 million for the same period last year. Net income for the first six months of 2004 increased 34% to $13.0 million from $9.7 million in the first six months of 2003.

"We again delivered strong operating and financial results this quarter, and are very pleased with our performance so far this year," said David Lissy, Chief Executive Officer. "We continue to execute the fundamentals of our business - adding new, high-quality centers; managing the careful balance between tuition and cost increases; and most importantly, assuring that we provide high-quality early education and service to the children, families, and clients we serve."

Bright Horizons added 14 early care and education centers this quarter to its network in the US, UK, Ireland, and Canada. "The new additions included locations for San Juan Medical Center, the US Patent and Trade Office and West Jefferson Hospital here in the US," added Lissy. "We also opened a new program for IBM in New York and our third center for the Massachusetts Institute of Technology, in Cambridge, MA. Our center additions this quarter continue to highlight the role that higher education, health care and governmental organizations have taken in embracing employer-sponsor child care as an important work/life support for their working families." The company closed four centers in the second quarter and, as of June 30, 2004, operated 525 early care and education centers with the capacity to serve more than 60,500 children and families.

                                      ####

Bright Horizons Family Solutions is the world's leading provider of employer-sponsored child care, early education and work/life consulting services, managing more than 500 early care and education centers in the United States, Europe and Canada. Bright Horizons serves more than 400 clients, including more than 80 FORTUNE 500 companies and half of the "100 Best Companies for Working Mothers," as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work for in America."

This press release contains forward-looking statements, which involve a number of risks and uncertainties. Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements as a result of certain factors. These include the ability of the Company to 1) execute contracts relating to new commitments, 2) to enroll families in new as well as existing centers, and 3) to open new centers for clients who control construction, and the impact of government tax and fiscal policies on employers considering work-site child care, as well as other factors that are discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)




                                                                       Three months ended
                                                         ----------------------------------------------
                                                               6/30/2004                6/30/2003
                                                         --------------------       -------------------
Revenue                                                  $136,800      100.0%       $117,047     100.0%

Cost of services                                          113,799       83.2%         99,031      84.6%
                                                         --------      -----        --------     -----
Gross profit                                               23,001       16.8%         18,016      15.4%

Selling, general and administrative expenses               10,986        8.0%          9,225       7.9%
Amortization                                                  246        0.2%             88       0.1%
                                                         --------      -----        --------     -----

Income from operations                                     11,769        8.6%          8,703       7.4%

Net interest income                                            60        0.0%             77       0.1%
                                                         --------      -----        --------     -----

Income before income taxes                                 11,829        8.6%          8,780       7.5%

Income tax provision                                       (4,951)      -3.6%         (3,653)     -3.1%
                                                         --------      -----        --------     -----

Net income                                               $  6,878        5.0%       $  5,127       4.4%
                                                         ========      =====        ========     =====

PER SHARE DATA:
Net income per share - basic                             $   0.52                   $   0.41
                                                         ========                   ========
Weighted average number of common
 shares outstanding                                        13,235                     12,600
                                                         ========                   ========

Net income per share - diluted                           $   0.50                   $   0.39
                                                         ========                   ========
Weighted average number of common
and common equivalent shares                               13,879                     13,240
                                                         ========                   ========

SUPPLEMENTAL INFORMATION:

Earnings before interest, taxes,
     depreciation and amortization (EBITDA)*             $ 14,828                   $ 11,322

Reconciliation of net income to EBITDA:
Net income, as reported                                    $6,878                     $5,127
Add back income tax provision                               4,951                      3,653
Less net interest income                                      (60)                       (77)
                                                         --------                   --------
Income from operations                                     11,769                      8,703
Add back depreciation                                       2,813                      2,531
Add back amortization                                         246                         88
                                                         --------                   --------
EBITDA                                                   $ 14,828                   $ 11,322




* EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.

                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)


                                                                        Six months ended
                                                         ----------------------------------------------
                                                              6/30/2004                  6/30/2003
                                                         --------------------       -------------------
Revenue                                                  $268,147      100.0%       $229,454     100.0%

Cost of services                                          224,205       83.6%        194,330      84.7%
                                                         --------      -----        --------     -----
Gross profit                                               43,942       16.4%         35,124      15.3%

Selling, general and administrative expenses               21,279        7.9%         18,450       8.0%
Amortization                                                  444        0.2%            215       0.1%
                                                         --------      -----        --------     -----

Income from operations                                     22,219        8.3%         16,459       7.2%

Net interest income                                            95        0.0%            115       0.0%
                                                         --------      -----        --------     -----

Income before income taxes                                 22,314        8.3%         16,574       7.2%

Income tax provision                                       (9,333)      -3.5%         (6,919)     -3.0%
                                                         --------      -----        --------     -----


Net income                                               $ 12,981        4.8%       $  9,655       4.2%
                                                         ========      =====        ========     =====

PER SHARE DATA:
Net income per share - basic                             $   0.98                   $   0.77
                                                         ========                   ========
Weighted average number of common
 shares outstanding                                        13,180                     12,526
                                                         ========                   ========

Net income per share - diluted                           $   0.94                   $   0.74
                                                         ========                   ========
Weighted average number of common
and common equivalent shares                               13,850                     13,127
                                                         ========                   ========

SUPPLEMENTAL INFORMATION:

Earnings before interest, taxes,
     depreciation and amortization (EBITDA)*             $ 28,162                   $ 21,696

Reconciliation of net income to EBITDA:

Net income, as reported                                  $ 12,981                   $  9,655
Add back income tax provision                               9,333                      6,919
Less net interest income                                      (95)                      (115)
                                                         --------                   --------
Income from operations                                     22,219                     16,459
Add back depreciation                                       5,499                      5,022
Add back amortization                                         444                        215
                                                         --------                   --------
EBITDA                                                   $ 28,162                   $ 21,696



* EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.